Exhibit 99.1

Diamond Foods Issues Statement Regarding Termination of Pringles

Transaction

SAN FRANCISCO, CA, February 15, 2012 – Diamond Foods, Inc. (NASDAQ: DMND) (“Diamond”) today announced that The Procter & Gamble Company (“P&G”) and Diamond have mutually agreed to terminate Diamond’s proposed acquisition of the Pringles business and have released each other from all liabilities related to the proposed acquisition. No “break-up” or other fees will be paid in connection with this termination.

“Diamond has enjoyed a positive and constructive working relationship with P&G throughout this process, and the mutual termination of our agreement and release of all associated liabilities was reached in the same spirit,” said Rick Wolford, Diamond Foods’ Acting President and Chief Executive Officer. “Diamond now will put its full effort on the growth of our business with focused execution to continue to build our successful brands.”

About Diamond

Diamond Foods is an innovative packaged food company focused on building, acquiring and energizing brands including Kettle® Chips, Emerald® snack nuts, Pop Secret® popcorn, and Diamond of California® nuts. The Company’s products are distributed in a wide range of stores where snacks and culinary nuts are sold. For more information visit our corporate web site: www.diamondfoods.com.

Contacts

Investor Contact:

Linda Segre

SVP, Corporate Strategy

Diamond Foods

415-445-7444

lsegre@diamondfoods.com

Media Contact:

Sard Verbinnen & Co for Diamond Foods

415-618-8750

John Christiansen/Lucy Neugart

jchristiansen@sardverb.com / lneugart@sardverb.com